Exhibit 10.35
2007 EMPLOYMENT AGREEMENT
          This 2007 EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into this 14th day of March, 2007 (the “Effective Date”), by and between Toreador Resources Corporation, a Delaware corporation (the “Company”) and Douglas W. Weir (“Executive”) of the Company.
     A. The parties hereto intend that this Agreement shall become effective upon the Effective Date.
     B. Executive desires to be employed by the Company, and the Company desires to secure Executive’s services in the future.
     C. The Company and Executive desire to set forth in writing the terms and conditions of their agreement and understandings with respect to the employment of Executive.
     D. This Agreement is a condition of Executive’s employment and is ancillary thereto.
     NOW, THEREFORE, in consideration of the mutual premises and covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1
DEFINITIONS
          (a) “Annual Base Salary” shall mean Executive’s gross annual salary before any deductions, exclusions or any deferrals or contributions under any Company plan or program of the Company, but excluding bonuses, incentive compensation, employee benefits or any other non-salary form of compensation.
          (b) “Cause” shall mean (i) Executive’s commission of a dishonest or fraudulent act in connection with Executive’s employment, or the misappropriation of Company property; (ii) Executive’s conviction of, or plea of nolo contendere to, a felony or crime involving dishonesty; (iii) Executive’s inattention to duties, unsatisfactory performance, or failure to perform Executive duties hereunder, provided in each case the Company gives Executive written notice and thirty (30) days to correct Executive’s performance to the Company’s satisfaction; (iv) a substantial failure to comply with the Company’s policies; (v) a material and willful breach of Executive’s fiduciary duties in any material respect, provided in each case the Company gives Executive written notice and thirty (30) days to correct; (vi) Executive’s failure to comply in any material respect with any legal written directive of the Board of Directors of the Company (the “Board”); or (vii) any act or omission of Executive which is of substantial detriment to the Company because of Executive’s intentional failure to comply with any statute, rule or regulation, except any act or omission believed by Executive in good faith to have been in or not opposed to the best interest of the Company (without intent of Executive to gain, directly or indirectly, a profit to which Executive was not legally entitled). Any determination of whether an Executive should be terminated for Cause pursuant to this

Agreement shall be made in the sole, good faith discretion of the Board of Directors, and shall be binding upon all parties affected thereby.
          (c) “Disability” shall mean a physical or mental condition which, in the judgment of the Board (excluding Executive, if applicable) prevents Executive from performing the essential functions of Executive’s position with the Company, even with reasonable accommodation, for a period of not less than ninety (90) consecutive days.
          (d) “Good Reason” shall mean (i) failure to elect or reelect or otherwise to maintain Executive in the office or the position, or a substantially equivalent office or position, of or with the Company (or any successor thereto by operation of law or otherwise), as the case may be, which Executive holds at the Effective Date; (ii) (A) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which Executive holds at the Effective Date, or (B) a reduction in Executive’s Annual Base Salary set forth in Section 2(b) received from the Company and the annual bonus opportunity available to Executive for the year in which the termination occurs under the Company’s then existing bonus program applicable to Executive, any of which is not remedied by the Company within thirty (30) calendar days after receipt by the Company of written notice from Executive of such change, reduction or termination, as the case may be; (iii) the Company relocates its principal executive offices (if such offices are the principal location of Executive’s work), or requires Executive to have his or her principal location of work changed, to any location that, in either case, is in excess of twenty-five (25) miles from the location thereof at the Effective Date; or (iv) without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto which is not remedied by the Company within thirty (30) calendar days after receipt by the Company of written notice from Executive of such breach.
          (e) “Subsidiary” shall mean an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding voting stock or other voting equity thereof.
          (f) “Voluntary Resignation” shall mean any termination of Executive’s employment with the Company upon such Executive’s own initiative, including Executive’s retirement other than termination of Executive’s employment for Good Reason which shall not be deemed a “Voluntary Resignation” for purposes of this Agreement.
SECTION 2
COMPENSATION AND BENEFITS
          (a) Duties. Executive’s title is Senior Vice President and Chief Financial Officer and Executive will report directly to the President and Chief Executive Officer. Executive shall faithfully, diligently and to the best of his ability perform such duties as are customarily performed by such officers of companies of similar size and in the same industry as the Company, together with such other duties as are mutually agreed by Executive and the President and Chief Executive Officer of the Company from time to time (which duties shall be consistent with his titles and positions as set forth above), and shall devote substantially all of his business time to the management of the business of the Company. Executive shall perform

Executive’s duties principally at the principal place of business of the Company located in Dallas, Texas or such other location as is consented to by Executive, with such travel to such other locations from time to time as the President and Chief Executive Officer may prescribe. Without limiting the foregoing, such duties shall, at the request of the Board, include serving as an officer or director of any subsidiary of the Company, without compensation. For services as an officer and employee of the Company, Executive shall be entitled to the full protection of the applicable indemnification provisions of the Certificate of Incorporation and Bylaws of the Company to the fullest extent permitted by law, which indemnification shall remain effective after termination of the Agreement with respect to Executive’s actions and inaction during the term hereof.
          (b) Annual Base Salary. Executive’s Annual Base Salary is $255,000. This amount will be subject to applicable deductions and withholding. From time to time, but no less than annually, the Annual Base Salary shall be subject to review by the Compensation Committee, recommendation to the Board and final determination by the Board and any adjustment shall be subject to the approval of Executive. In the event the Annual Base Salary is adjusted, such adjusted Annual Base Salary shall be payable to Executive under this Agreement and in accordance with the pay practices of the Company for that fiscal year and each subsequent fiscal year (unless adjusted in the future pursuant to this paragraph), provided that no downward adjustment shall be made without Executive’s consent.
          (c) Vacation. Executive shall be entitled to 20 days of paid time off (paid time off includes both vacation days and sick days) each year of this Agreement to be taken in accordance with the Company’s policy then in effect. Such vacations shall be taken at such times as are consistent with the reasonable business needs of the Company.
          (d) Bonus Plan. Executive shall be a participant in the Company’s annual bonus plan subject to the attainment of performance objectives and other provisions of such plan in effect each year of this Agreement.
          (e) Benefit Plans. During his employment pursuant to this Agreement, subject to eligibility requirements and applicable employee contributions, and except as otherwise expressly provided in this Agreement, Executive shall be entitled to participate in the Company sponsored employee benefit plans, pension plans, 401(k) plans, medical benefit plans, group life insurance plans, hospitalization plans, or other employee welfare plans that the Company may adopt for employees generally from time to time during Executive’s employment pursuant to this Agreement, and as such plans may be modified, amended, terminated, or replaced from time to time. In addition, Executive shall receive such other compensation as the Board of the Company (or a committee thereof designated by the Board) may from time to time determine to pay Executive whether in the form of bonuses, stock options, incentive compensation or otherwise. Notwithstanding anything to the contrary contained herein, the Company retains the right to amend, modify or terminate any of its employee benefit plans, policies or programs at any time.
          (f) Fringe Benefits. During his employment pursuant to this Agreement, and except as otherwise provided in this Agreement, Executive shall be entitled to participate on substantially the same terms and conditions in the Company sponsored fringe benefits generally provided to similarly situated personnel, such as sick pay.
          (g) Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in the course of his duties, upon presentation of appropriate documentation of such costs as and when required by and to the satisfaction of the Company, on a basis that is consistent with the Company’s past practices.
          (h) Withholding and Payroll Taxes. The payment of any Annual Base Salary and bonus or other amounts to Executive as provided hereunder or otherwise shall be subject to applicable withholding and payroll taxes and such other deductions as may be required by law or under any of the Company’s policies or plans from time to time in effect.
SECTION 3
SEVERANCE RIGHTS
          (a) Interest. Without limiting the rights of Executive at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided under this Section 3 on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite “U.S. prime rate” as quoted from time to time during the relevant period in the Money Rate Section of the edition of The Wall Street Journal delivered in Dallas, Texas, plus 2%. Such interest will be payable with the applicable payment or benefit. Any change in such prime rate will be effective on and as of the date of such change.
          (b) Continued Benefits. A termination of Executive’s employment with the Company will not affect the rights that Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company or any of their Subsidiaries providing employee benefits, which rights shall be governed by the terms thereof, except if Executive is entitled to and is receiving the severance benefits contemplated by this Agreement, Executive shall not be entitled to also receive severance compensation under any other severance plan or policy of the Company.
          (c) Resignation from Positions. Immediately upon Executive’s termination of employment with the Company for any reason, Executive will resign as an officer and employee of the Company and as a member of the Board of the Company and of the board of directors of each subsidiary of the Company and from all other positions with the Company and its Subsidiaries. The Company’s obligations to Executive under this Section 3 are conditioned on Executive furnishing such resignations and on Executive executing the release in the form attached hereto as Exhibit A.
          (d) Termination of Employment. Either party may terminate Executive’s employment with the Company at any time, without notice and for any reason; provided, however:
               (i) Termination for Cause or Due to Voluntary Resignation or Disability. If during the Employment Term, the Company terminates Executive’s employment with the Company for Cause or Executive terminates his employment due to his Voluntary

Resignation or Disability, the Company shall have no further obligation to Executive under this Agreement except to pay his Annual Base Salary and earned but unused vacation through his date of termination, on or before the next regularly scheduled pay-date after termination and to perform such other obligations as imposed by law.
               (ii) Termination without Cause or for Good Reason. If during the Employment Term, the Company terminates Executive’s employment without Cause or Executive terminates his employment with the Company for Good Reason, then the Company, provided that Executive executes and timely provides a release and covenant not to sue in a form reasonably satisfactory to the Company (in the form attached hereto as Exhibit A), shall pay to Executive the following:
                    A. An amount equal to Executive’s Annual Base Salary earned through the date of termination of employment with the Company and a lump sum payment for any accrued and earned, but unused, vacation shall be paid to Executive on or before the next regularly scheduled pay-date after the effective date of the termination.
                    B. Severance payments equal to, in the aggregate, two (2) years of Executive’s Annual Base Salary then in effect (reduced by any required withholding) in twenty-four (24) equal installments on the first pay day of each month following Executive’s termination, beginning on the first pay day of each month following the month in which such termination occurs. If Executive is eligible to receive severance payments under this Section 3(d)(ii), then such severance payments shall continue to be paid to Executive regardless of the fact that the Agreement terminates following commencement of such payments; provided, however, that in the event of Executive’s death prior to the receipt of all payments, any remaining payments shall be made to Executive’s estate.
                    C. If, on the date of termination, the Company sponsors a medical plan for the benefit of the eligible employees and if Executive is eligible for and elects continuation coverage under such medical plan, then the Company agrees to pay the same portion of Executive’s individual premiums for such coverage as the portion of said premiums that the Company paid for Executive immediately prior to his termination of employment, until the earlier of: (i) the last day of the twenty-fourth (24th) month following Executive’s termination of employment or (ii) the date Executive’s coverage under the Company’s United States medical plan terminates for any reason. Thereafter, if Executive is eligible and wishes to continue his continuation coverage and the maximum applicable continuation coverage period has not expired, Executive may continue such coverage, provided, however, Executive shall be solely responsible for payment of the entire premium for such coverage. All benefits (other than those with respect to which continuation is required by law) under this Section 3(d)(ii) shall cease no later than the death of both Executive and his spouse.
                    D. The payments provided in this Section 3(d)(ii) shall represent the sole remedy for any claim Executive may have arising out of termination of this Agreement by the Company without Cause or by Executive for Good Reason.
               (iii) Death. Executive’s employment under this Agreement shall terminate immediately upon the death of Executive. If during the Employment Term such termination occurs, Executive’s designated beneficiary, or his personal representative, shall receive the payments and benefits described below from the Company:
                    A. Executive’s unpaid Annual Base Salary earned through the date of termination and a lump sum payment for any earned but unused vacation shall be paid on or before the next regularly scheduled pay-date after termination.
                    B. An amount equal to the pro-rata portion of any bonus that would have been payable to Executive under the Company’s annual bonus plan then in effect, as provided in Section 2(d), if Executive had remained employed for the full year, shall be paid within the time period prescribed by such plan.
                    C. Benefits will continue for Executive’s spouse and eligible dependents in accordance with the Company’s policy, the terms of the applicable plans, and as required by law.
SECTION 4
SIX MONTH HOLD BACK; TAX DISCLOSURE
          (a) To the extent (i) any payments to which Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with Executive’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) Executive is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payment or payments shall not be made or commence until the earliest of (x) the expiration of the six (6) month period measured from the date of Executive’s “separation from service” (as such term is defined in Proposed Treasury Regulations under Section 409A of the Code and any other guidance issued under Section 409A of the Code) with the Company; (y) the date Executive becomes “disabled” (as defined in Section 409A of the Code); and (z) the date of Executive’s death following such separation from service. During any period that payment or payments to Executive are deferred pursuant to the foregoing, Executive shall be entitled to interest on the deferred payment or payments at a per annum rate equal to the highest rate of interest applicable to six (6) month money market accounts offered by the following institutions: Citibank N.A., Wells Fargo Bank, N.A. or Bank of America, on the date of such “separation from service.” Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Section 4 (together with accrued interest thereon) shall be paid to Executive or Executive’s beneficiary in one lump sum.
          (b) Executive has reviewed with Executive’s own tax advisors the tax consequences of this Agreement and the transactions contemplated hereby. Executive is relying solely on his or her tax advisors and not on any statements or representations of the Company or any of their agents and understands that Executive (and not the Company) shall be responsible for Executive’s own tax liability that may arise as a result of this Agreement or the transactions contemplated hereby, except as otherwise specifically provided in this Agreement.

          (c) The Company shall include the provisions of this Agreement in its own review of the applicability of Section 409A of the Code. If, upon review, amendment of this Agreement could result in Executive not being subject to payment of interest and tax penalty under Section 409A, the Company will amend this Agreement in order to avoid such interest and tax penalty provided that the Company determines, in its reasonable discretion, that such amendment can be implemented without additional cost to the Company, other than immaterial administrative costs.
SECTION 5
VESTING OF STOCK OPTIONS
          Vesting of any long-term incentive grants and awards resulting from employment terminations, regardless of the reason for or date of such termination, shall be governed by the long-term incentive plan document and any grant or award agreements and shall not be affected by the terms of this Agreement.
SECTION 6
AT-WILL EMPLOYMENT
          The parties hereto acknowledge that Executive’s employment with the Company is and shall continue to be at-will, as defined under applicable law. If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments or benefits, other than as provided by this Agreement or as may otherwise be available in accordance with the terms of the Company’s employee plans and written policies in effect at the time of termination.
SECTION 7
EXPIRATION OF AGREEMENT
          Unless earlier terminated as provided in this Agreement or unless extended as provided in this Section 7, this Agreement shall terminate one (1) year following the Effective Date (the “Employment Term”); provided, however, that except as otherwise set forth in this Section 7, the parties’ respective rights and obligations under Sections 3(b), 3(c), 3(d), 7, 9, 10, 11 and 12, as well as any other unpaid obligation (whether such payment is to be made in cash or securities) of the Company hereunder (including but not limited to sections or subsections of this Agreement not specifically listed above), will survive any termination or expiration of this Agreement or the termination of Executive’s employment for any reason whatsoever.
          Upon the expiration of the Employment Term, Executive and the Company may, but shall be under no obligation to, negotiate terms and conditions of any subsequent term of employment. In the event, however, that Executive remains in the employ of the Company after the Employment Term expires, then (i) the terms of this Agreement shall not be applicable, (ii) Executive shall be an employee-at-will subject to the benefits, programs, and policies of the Company then in effect, and (iii) either party may terminate the employment relationship at any time with or without Cause.

SECTION 8
NO OBLIGATION TO MITIGATE
          (a) Executive is under no obligation to mitigate damages in the amount of any payment provided herein by seeking other employment or otherwise.
          (b) The amount of any payment provided herein shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by Executive as the result of Executive’s employment by another employer after the termination date of Executive’s employment with the Company. Notwithstanding the foregoing, this Section 8 shall not limit the Company’s ability to enforce any non-competition agreement with Executive.
SECTION 9
BREACH OF AGREEMENT
          The prevailing party in any legal proceeding based upon this Agreement or the Release Agreement shall be entitled to reasonable attorneys’ fees and court costs, in addition to any other recoveries allowed by law.
SECTION 10
ASSIGNMENT, SUCCESSORS
          (a) Without limiting the rights of Executive as provided in Section 3 hereof, the Company shall require any successor to or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, to expressly and unconditionally assume and agree to perform this Agreement.
          (b) This Agreement shall inure to the benefit of and be enforceable by Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If Executive dies while any amounts are payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee or, if there is no such designee, to Executive’s estate.
          (c) This Agreement is personal to Executive and without the prior written consent of the Board shall not be assignable by Executive except by will or the laws of descent and distribution.
SECTION 11
NOTICE
          Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next Business Day) or upon receipt after dispatch by registered or certified mail, postage prepaid, or on the next Business Day if transmitted by national overnight courier, in each case addressed as follows:
            (i) If to the Company, to:
     Toreador Resources Corporation
     4809 Cole Avenue, Suite 108
     Dallas, TX 75205
     Attention: President
     Telephone No.: (214) 559-3933
     Facsimile No.: (214) 559-3945
            with a mandated copy to:
     Haynes and Boone, LLP
     901 Main Street, Suite 1300
     Dallas, Texas 75202
     Attention: Janice V. Sharry
     Telephone No.: (214) 651-5000
     Facsimile No.: (214) 200-0676
            (ii) if to Executive, to the address set forth for Executive on the signature page hereof.
SECTION 12
MISCELLANEOUS
          (a) No provisions of this Agreement may be modified, waived or discharged except in a writing signed and dated by Executive and the Company. No waiver by any party at any time of any breach by another party of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.
          (b) This Agreement reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous agreements. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.
          (c) This Agreement shall be governed and construed in all respects in accordance with the internal laws of the State of Texas (without giving effect to principles of conflicts of laws). All references to sections of the Code or regulations issued thereunder shall be deemed also to refer to any successor provisions to such sections or regulations.
          (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
          (f) Each party hereto has participated in the preparation and drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. Executive acknowledge that he or she has read and understands this Agreement, that Executive has had sufficient time and opportunity to consult with counsel regarding this Agreement, and that Executive has entered into this Agreement voluntarily and without coercion.
* * * *  *

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Toreador Resources Corporation
By:	/s/ Nigel Lovett
	Name:	Nigel Lovett
	Title:	President and Chief Executive Officer

EXECUTIVE: Douglas W. Weir

/s/ Douglas W. Weir (Signature)

2215 Cedar Spring, #1708 (Print Address)

Dallas, TX 75201 (Print Address)

214-240-0549 (Print Telephone Number)

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EXHIBIT A
RELEASE AGREEMENT
     This Release is made pursuant to Paragraph (g) of Section 3 of the 2007 Employment Agreement dated March 14, 2007, (“Employment Agreement”), in consideration for and as condition precedent to the receipt of benefits to be paid to Executive pursuant to Section 3 of the Employment Agreement.
     In consideration of the Severance payments the Company is paying to Executive pursuant to Section 3 of the Employment Agreement, by signing below, the undersigned Executive hereby releases all claims against the Company, as those terms are defined in the Employment Agreement, and their affiliates, successors and assigns, and their respective agents, officers, shareholders, directors, partners, employees, representatives and attorneys, (“Releasees”), arising out of Executive’s employment with Releasees, and any of them.
     Release and Discharge of Claims. Executive hereby irrevocably and unconditionally releases and discharges from any and all claims, liabilities, obligations, promises, causes of actions, actions, suits, or demands, of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, arising from or relating to any agreements or arrangements between Executive and any of the Releasees, whether as an employee, consultant or otherwise, or the termination of such agreements or arrangements (“Claims”). Such Claims include, but are not limited to the following: claims based upon employment discrimination or harassment of any kind or nature; claims based upon any violation of Releasees’ policies, procedures or regulations; claims of any kind based upon any actual or implied agreement, contract, promise, written or oral statement of any kind whatsoever between Executive and any of the Releasees or the alleged breach thereof; claims based upon alleged violation of the Texas Labor Code, Title 7 of the Civil Rights Act of 1964 as Amended, the United States and/or Texas Constitutions, the Americans With Disabilities Act, and the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act; claims based upon Federal and State wage and hour laws; any State and Federal tort or common law claims; and claims based on any other State and Federal statutes or laws. Notwithstanding the above, Claims does not include any claims arising out of any Company sponsored employee benefit plans (other than any severance arrangements (but excluding the Employment Agreement) between the Company and Executive. Executive covenants and agrees not to file, sue or assert any claims against Releasees in connection with any of the above-mentioned Claims. Executive acknowledges and agrees that s/he is aware that s/he may hereafter discover claims which presently exist, but which are presently unknown or unsuspected, or may discover facts in addition to or different from those which s/he now knows or believes to be true as to the matters released herein. Nevertheless, it Executive’s intention, through this Release, to fully, finally and forever release all such matters, and all claims related thereto, which do now exist. In entering into this Release, Executive does not rely upon any statement, representation or promise of any other party hereto or any other person or entity, except as expressly stated in this Release.
     No Waiver of Future Claims. Executive acknowledges that this Release does not release claims which do not exist as of the date of signature hereof.

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     Review and Revocation Periods. Executive may take twenty-one (21) days to review and consider this agreement. Executive has the right to, and is encouraged to, consult with legal counsel regarding this agreement. Executive has seven (7) days from the date on which Executive signs this agreement in which to revoke this agreement. To be effective, any such revocation must be in writing delivered to President and Chief Executive Officer at the Company, Toreador Resources Corporation, 4809 Cole Avenue, Suite 108, Dallas, TX 75205, before midnight on the seventh (7th) day after the date of Executive’s signature on this agreement. The Company’s obligation to provide any benefits pursuant to Section 3 of the Employment Agreement does not become final and binding until the expiration of the seven (7) day revocation period and so long as this Release has not been revoked during such period.
     Voluntary Agreement. Executive acknowledges that s/he has read and understands this agreement, has been given a reasonable time to review it, has been advised to and has had the opportunity to consult with counsel and in fact has consulted counsel regarding this agreement, and has entered into this agreement voluntarily and without coercion.

Dated:

Douglas W. Weir

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